Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease, Inc.

Announces Preferred Stock Dividends

NEW YORK, June 22, 2021 – Global Net Lease, Inc. (“GNL”) (NYSE: GNL/ GNL PRA / GNL PRB) announced today that it intends to continue to pay dividends on a quarterly basis on its 7.25% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) at an annualized rate of $1.8125 per share or $0.453125 per share on a quarterly basis. Dividends on the Series A Preferred Stock are payable in arrears to Series A Preferred Stock holders of record at the close of business on the applicable record date and payable on the 15th day of the first month of each fiscal quarter (or, if not a business day, the next succeeding business day).

Accordingly, GNL declared a dividend of $0.453125 per share of Series A Preferred Stock payable on July 15, 2021 to Series A Preferred Stock holders of record at the close of business on July 2, 2021.

In addition, GNL announced today that it intends to continue to pay dividends on a quarterly basis on its 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) at an annualized rate of $1.71875 per share or $0.4296875 per share on a quarterly basis. Dividends on the Series B Preferred Stock are payable in arrears to Series B Preferred Stock holders of record at the close of business on the applicable record date and payable on the 15th day of the first month of each fiscal quarter (or, if not a business day, the next succeeding business day).

Accordingly, GNL declared a dividend of $0.4296875 per share of Series B Preferred Stock payable on July 15, 2021 to Series B Preferred Stock holders of record at the close of business on July 2, 2021.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of GNL’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on GNL, GNL’s tenants and the global economy and financial markets and that the information about rent collections may not be indicative of any future period, as well as those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021, GNL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 7, 2021, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investors and Media:

Email: investorrelations@globalnetlease.com

Phone: (212) 415-6510